Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In re The PMI Group, Inc.	Case No. 11-13730 (BLS) Reporting Period: 11/1/12-11/30/12

MONTHLY OPERATING REPORT

File with Court and submit copy to United States Trustee within 20 days after end of month

Submit copy of report to any official committee appointed in the case

REQUIRED DOCUMENTS	Form No.	Document Attached	Explanation Attached	Debtor’s Statement
Schedule of Cash Receipts and Disbursements	MOR-1	X
Bank Account Reconciliations, Bank Statements and Cash Disbursements Journal	MOR-1(a)			X
Schedule of Professional Fees Paid	MOR-1(b)	X
Statement of Operations	MOR-2	X
Balance Sheet	MOR-3	X
Status of Postpetition Taxes	MOR-4			X
Summary of Unpaid Postpetition Accounts Payable	MOR-4(a)	X
Debtor Questionnaire	MOR-5	X

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

Signature of Debtor	Date

Signature of Joint Debtor	Date

/s/ L. Stephen Smith	12/20/12
Signature of Authorized Individual*	Date

L. Stephen Smith	Chief Executive Officer and Chairman of the Board
Printed Name of Authorized Individual	Title of Authorized Individual

*	Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.

NOTES TO MONTHLY OPERATING REPORT

The PMI Group, Inc., a debtor and debtor in possession (the “Company” or “Debtor”), hereby submits its Monthly Operating Report (the “MOR”).

1. Description of the Cases. On November 23, 2011 (the “Petition Date”), the Debtor filed a voluntary petition with the Bankruptcy Court for reorganization under Chapter 11 of the Bankruptcy Code. The Debtor is operating its business as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

2. Basis of Presentation. The MOR is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements to the United States Bankruptcy Court. The financial information in the MOR is preliminary and unaudited and does not purport to show the financial statements of the Debtor in accordance with Generally Accepted Accounting Principles (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. We caution readers not to place undue reliance upon the MOR. There can be no assurance that such information is complete and the MOR may be subject to revision.

The information contained in the MOR has been derived from the Debtor’s books and records in conjunction with information available from non-debtor affiliates. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, we believe that the financial information could be subject to changes and these changes could be material. The information furnished in this MOR includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for financial statements prepared in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

3. Recoveries and Causes of Action. The MOR, the Debtor’s Schedules of Assets and Liabilities and Statements of Financial Affairs may not include a complete list of causes of action it possesses as of the Petition Date or at any point thereafter. Regardless of the recoveries and causes of action listed, the Debtor reserves all of its rights with respect to any and all causes of action it may possess, including, but not limited to, avoidance actions or to assert any defenses, and nothing in this MOR shall be deemed a waiver or limitation of any of the Debtor’s rights to pursue any such causes of action or recovery or assert any defenses.

4. Reorganization Items. American Institute of Certified Public Accountant Statement of Position 90-7, “Financial Reporting by Entities in reorganization under the Bankruptcy Code” (“SOP 90-7”) requires separate disclosure of reorganization items such as realized gains and losses from the settlement of pre-petition liabilities, provisions for losses resulting from the reorganization and restructuring of the business as well as professional fees directly related to the process of reorganizing the Debtor under Chapter 11. Such items are reflected in the MOR as Bankruptcy Related Expenses.

5. Liabilities Subject to Compromise. As a result of the Chapter 11 filing, most pre-petition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed. The Debtor has been paying and intends to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Debtor may reject pre-petition executory contracts with respect to the Debtor’s operations with the approval of the Bankruptcy Court. Damages resulting from rejection of executory contracts are generally treated as general unsecured claims and will be classified as liabilities subject to compromise. The pre-petition liabilities that are subject to compromise are reported herein at the amounts expected to be allowed, although they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims or other events. While GAAP requires fair market adjustments to certain obligations, including funded debt, this MOR states such obligations at notional value, including pre-petition accrued interest.

On February 21, 2012, the Bankruptcy Court signed an order to approve an amended cost allocation agreement between the Debtor and an operating subsidiary. Under the amended agreement, the operating subsidiary agreed to continue providing certain services. As part of the consideration for the provision of services, the Debtor has made a “cure payment” of $849,488 for services rendered prior to the Petition Date.

The “Liabilities Subject to Compromise” includes a pre-petition intercompany claim in the amount of $18,237,156. This claim was released pursuant to the terms of a settlement among the Debtor, PMI Mortgage Insurance Co. (“MIC”) and certain other parties, which settlement became effective on December 18, 2012 (the “Settlement”). The effects of the Settlement are not reflected in the financial information reported in the forms contained in the MOR.

6. Post-petition Accounts Payable. The Debtor has paid and continues to pay post-petition, undisputed invoices in the ordinary course and on generally agreed-upon terms.

7. Investments in Subsidiaries. Financial information related to any of the Debtor’s investments in its subsidiaries has been derived from the Debtor’s books and records in conjunction with the information available from non-debtor affiliates. Any information contained in this report pertaining to the Debtor’s investments in its subsidiaries should be viewed as preliminary and subject to revision. Given the timing of this filing, final loss provision and other expenses and revisions may not be reflected in the period in which they occur.

Following effectiveness of the Settlement (i) certain reinsurance affiliates of the Debtor that remain under the Debtor’s control distributed an aggregate of approximately $27 million in cash to the Debtor and (ii) MIC paid $20 million in cash that MIC was required to pay to the Debtor pursuant to the terms of the Settlement in connection with the exclusive use by MIC of $1 billion of net operating loss carryforwards. The effects of the Settlement are not reflected in the financial information reported in the forms contained in the MOR.

8. Non-Cash Compensation Expense. Prior to the Petition Date, certain employees of the Debtor and its subsidiaries were granted stock-based compensation (including options). The Debtor has not expensed or accrued post-petition expense for outstanding stock-based grants and other stock-based compensation.

9. Pre-Paid Assets. Pre-Paid Assets primarily consist of insurance policies being amortized on a straight-line basis over the life of each policy.

10. Notes Receivable. The Other Assets balance reported on the balance sheet of this report includes notes receivable that relate to investments made prior to 2002 to fund programs instituted, or to be instituted, by the Company or its subsidiaries. These programs are no longer in place and the Debtor is currently attempting to monetize these assets. The value assigned to these notes has been derived from the Debtor’s books and records in conjunction with the information available from non-debtor affiliates. The Debtor has not independently confirmed the outstanding balance on these notes receivable. These amounts may not represent fair market value and may be subject to significant revision.

As part of the Settlement, claims held by the Debtor in respect of a Note Receivable of approximately $285 million (plus accrued interest) (the “Note”) from an operating subsidiary were released. Prior to the Settlement, the Debtor provided a full valuation allowance against the Note as that subsidiary had been placed into receivership by its regulator due to a deficiency in regulatory capital. The effects of the Settlement are not reflected in the financial information reported in the forms contained in the MOR.

11. Deferred Assets and Liabilities and Other Accruals. The Debtor has reversed certain accruals for pre-petition non-cash assets and liabilities, such as unamortized debt issuance expenses. There is significant uncertainty respecting the Debtor’s ability to utilize its deferred tax attributes; accordingly, a full valuation allowance has been applied to the deferred tax asset and no tax benefit or provision has been recognized.

12. Intercompany Balances. The “Accounts Receivable – Affiliates” and Post-petition “Accounts Payable – Intercompany” should be viewed as preliminary and subject to further revision. Given the timing of this filing, the Debtor and its affiliates may be required to make adjustments that may not be reflected in the period in which they occur.

The PMI Group, Inc.

Cash Receipts and Disbursements

November 1, 2012 to November 30, 2012

MOR - 1

Cash Receipts	$24

Operating Disbursements
Employee Compensation	135,736
Payroll Taxes	1,827
Employee Benefit Costs	1,807
Consultants and Temporary Staff	—
Ordinary Course Professional Fees	280,428
Intercompany Payments (non-employee)	—
Travel	—
Tax Payments	36,000
Board Compensation and Travel	3,335
Other (misc. G&A and contingencies)	10,579

Total Operating Disbursements	469,711

Bankruptcy Related Expenses
Debtor Professionals	980,989
UCC Professionals	555,750
Claims Administrators	9,468
US Trustee	—

Total Bankruptcy Disbursements	1,546,207

Total Disbursements	2,015,919

Net Cash Flow	$(2,015,894)

Beginning Cash Balance as of 11-1-2012	$158,343,550
Change in Cash	(2,015,894)

Ending Cash Balance as of 11-30-2012	$156,327,656

The PMI Group, Inc.

Schedule of Bank Accounts and Balances

As of November 30, 2012

MOR - 1a

Note: All bank accounts have been reconciled for the period presented.

Name of Bank	Account Name	Bank Account Number	Balance
Bank of America	Main Account	xxxxxx0476	$155,792,235
Bank of America	Payroll Account	xxxxxx0423	243,449
Bank of America	Investment Account	xxxx0C80	—
Bank of New York	Cash Securities	xxx430	276,930
Commonwealth National Bank	Gateway	xxx3169	15,041

Total			$156,327,656

The PMI Group, Inc.

Schedule of Professional Fees Paid

November 1, 2012 to November 30, 2012

MOR - 1b

Payee	Period Covered	Amount
Osborn Maledon	August 2012	$18,165
Kurtzman Carson Consultants, LLC	August 2012 - September 2012	9,468
Young Conaway Stargatt & Taylor, LLP	August 2012	164,473
Peter J. Solomon Company, L.P.	July 2012 - August 2012	120,340
Morrison & Foerster, LLP	July 2012 - August 2012	430,617
Goldin Associates, LLC	October 2012	152,318
Sullivan & Cromwell, LLP	June 2012 - August 2012	646,033
Roshka DeWulf	July 2012	4,792

Total Professional Fees		$1,546,207

STATEMENT OF OPERATIONS

THE PMI GROUP, INC.

For the Month Ended November 30, 2012

MOR-2

Total Revenues	$—

Payroll Expense	100,565
Other Recurring Expenses	358,833

Total Recurring Expenses	459,398

Non-Recurring Expenses - Bankruptcy Related	1,042,745

Total Expenses	1,502,143

Interest and Dividends	—
Equity Earnings	309
Gain (Loss) on Investments	—

Net Investment Income	309

Non-Cash Interest Expense	—

Income (Loss) before Tax	(1,501,834)

Tax Provision (Benefit)	(1)

Net Income (Loss)	$(1,501,833)

BALANCE SHEET

THE PMI GROUP, INC.

As of November 30, 2012

MOR-3

Assets
Fixed Income Securities	$—
Cash	156,327,656
Investments in Subsidiaries	57,323,982
Accounts Receivable - Affiliates	1,655,001
Pre-Paid Assets	9,328,325
Other Assets	264,405

Total Assets	$224,899,368

Liabilities Not Subject to Compromise
Accrued Expenses	$2,636,729
Accounts Payable	5,366,903
Accounts Payable - Intercompany	74,499
Other Liabilities	24,667

Liabilities Not Subject to Compromise	$8,102,798

Liabilities Subject to Compromise
Pre-Petition Bond Debt	$742,553,677
Gateway Liability	262,000
Accounts Payable	49,197
Accounts Payable - Intercompany	19,594,296

Liabilities Subject to Compromise	$762,459,170

Total Liabilities	$770,561,969

Common Stock	$1,970,788
Additional Paid in Capital and Accumulated Deficit	725,771,519
Treasury Shares	(1,273,404,907)

Total Equity	$(545,662,601)

Total Liabilities and Equity	$224,899,368

The PMI Group, Inc.

Summary of Post-Petition Taxes

For the Month Ended November 30, 2012

MOR - 4

Representation: The PMI Group, Inc.’s 2011 federal income tax return, filed on September 12, 2012, indicates taxes owing of $4,862,835. The Debtor and/or its affiliates intend to pay this amount.

The PMI Group, Inc.

Summary of Post-Petition Debts

For the Month Ended November 30, 2012

MOR - 4a

Unpaid Post-Petition Debts
	Current	0-31 Days	31-60 Days	61-90 Days	Over 90 Days	Total
Total Operating Activity Payables	$59,674	$—	$—	$4,862,835	$—	$4,922,509

Total Bankruptcy Activity Payables	444,394	—	—	—	—	444,394

Total Post-Petition Payables	$504,068	$—	$—	$4,862,835	$—	$5,366,903

Note: Operating Activity Payables include gross taxes payable related to The PMI Group, Inc.’s 2011 federal income tax return, filed on September 12, 2012. The Debtor and/or its affiliates intend to pay this amount.

The PMI Group, Inc.

Debtor Questionnaire

For the Month Ended November 30, 2012

MOR - 5

DEBTOR QUESTIONNAIRE

Must be completed each month		Yes	No
1.	Have any assets been sold or transferred outside the normal course of business this reporting period? If yes, provide an explanation below.		x
2.	Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		x
3.	Have all postpetition tax returns been timely filed? If no, provide an explanation below.	x
4.	Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	x
5.	Has any bank account been opened during the reporting period? If yes, provide documentation identifying the opened account(s). If an investment account has been opened provide the required documentation pursuant to the Delaware Local Rule 4001-3.		x